UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2005, the shareholders of RealNetworks, Inc. approved the RealNetworks, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The purpose of the 2005 Plan is to assist RealNetworks in attracting and retaining highly skilled individuals to serve as employees, directors, consultants and/or advisors of RealNetworks. The 2005 Plan broadens the types of equity awards available to participants as compared to the Prior Plans (as defined in Item 1.02 below) that it replaces. In addition to stock option awards, the 2005 Plan also allows for the grant of stock appreciation rights, performance awards, restricted stock awards and other stock unit awards to employees, consultants or advisors who provide services to RealNetworks or its subsidiaries, and to non-employee members of RealNetworks' Board of Directors. A total of 9,500,000 shares of Common Stock are available for issuance under the 2005 Plan, plus up to 9,000,000 shares remaining available for grant under the Prior Plans on the effective date of the 2005 Plan, for an aggregate maximum of 18,500,000 shares authorized for grant under the 2005 Plan.

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee, in its discretion, selects the participants to whom awards may be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such award. The 2005 Plan provides that no eligible participant may be granted, in any 12-month period, options or stock appreciation rights to purchase more than 2 million shares of Common Stock, or performance awards, restricted stock awards and/or other stock unit awards that are denominated in shares with respect to more than 900,000 shares of Common Stock.

A more extensive discussion of the terms of the 2005 Plan is set forth in RealNetworks’ definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2005. The 2005 Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Board of Directors has adopted a form of Non-Qualified Stock Option Terms and Conditions (the "Award Terms") to be used as the template for future non-qualified stock option awards granted under the 2005 Plan, unless otherwise determined by the Compensation Committee of the Board of Directors. The form of Award Terms is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon shareholder approval of the 2005 Plan on June 9, 2005, the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated ("1996 Plan"), the RealNetworks, Inc. 2000 Stock Option Plan, as amended (the "2000 Plan") and the RealNetworks, Inc. 2002 Director Stock Option Plan (the "2002 Plan" and, together with the 1996 Plan and the 2000 Plan, the "Prior Plans") were terminated. No awards will be granted under the Prior Plans after June 9, 2005. Eligible participants under the 1996 Plan included employees and consultants rendering services to RealNetworks or its subsidiaries in the capacity of independent contractors and non-employee members of RealNetworks' Board of Directors. Eligible participants under the the 2000 Plan included non-officer employees and consultants rendering services to RealNetworks or its subsidiaries in the capacity of independent contractors. Eligible participants under the 2002 Plan included non-employee members of RealNetworks' Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No./Description

10.1 RealNetworks, Inc. 2005 Stock Incentive Plan.
10.2 Form of Non-Qualified Stock Option Terms and Conditions for use under the RealNetworks, Inc. 2005 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 14, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal and Business Affairs, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	RealNetworks, Inc. 2005 Stock Incentive Plan.
10.2	Form of Non-Qualified Stock Option Terms and Conditions for use under the RealNetworks, Inc. 2005 Stock Incentive Plan.